UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Sonic Solutions (the “Company”) is holding its 2005 Annual Meeting of Shareholders on November 11, 2005 (the “2005 Annual Meeting”), which represents a change of more than 30 days from the date of the Company’s previous annual meeting held on September 7, 2004. In accordance with the applicable rules of the Securities and Exchange Commission, the Company is hereby notifying its shareholders of the new meeting date for the 2005 Annual Meeting. The Company plans to mail the proxy statement and related materials in connection with the 2005 Annual Meeting on or about October 24, 2005. In light of this anticipated mailing schedule and in accordance with the Company’s bylaws, the Company is hereby notifying its shareholders that October 5, 2005 will be the new date for submitting shareholder proposals for inclusion in the Company’s proxy statement for the 2005 Annual Meeting. The Company believes that such a deadline provides a reasonable time before the Company begins the mailing of its proxy materials for the 2005 Annual Meeting. Shareholder proposals received by the Company after October 5, 2005 will be considered untimely and will not be included in the Company’s proxy statement for the 2005 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
	Name:	David C. Habiger
	Title:	President and Chief Executive Officer

Date: September 28, 2005